Exhibit 21.1

100%

35%

80%

65%

100%

100%%

100%

100%

Westwater Resources, Inc.

(Delaware)

URI Neutron Holdings I, Inc.

(Delaware)

Anatolia Energy Limited

(Australia)

URI Neutron Holdings II, Inc.

(Delaware)

Anatolia Uranium (BVI) Ltd

(BVI)

Anatolia Uranium Pty Ltd

(Australia)

Adur Madencilik Ltd STI

(Turkey)

Mozawl Mining

(Mauritius)

Lithium Holdings Nevada, LLC

(Nevada)

Lithium Holdings Utah, LLC

(Nevada)

100%

Alabama Graphite Corp.

(Delaware)

Alabama Graphite Company, Inc.

(Alabama)

ORGANIZATION CHART – February 2021

100%

100%